UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, Pennsylvania	15238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 967-3000

Check the appropriate box below if the Form 8-K is intended to satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on October 26, 2004, the Board of Directors approved a number of minor amendments to the Company’s Bylaws. Section 1.08 regarding proxies, Section 2.04 regarding notice of special meetings of the Board and Section 2.11(c) regarding notice of meetings of the Executive Committee were amended to substitute references to electronic mail for references to telegraph, cable or radio gram and/or telex. Section 2.01(c) regarding removal of directors was amended to delete language which had become inapplicable as a result of 1988 amendments to the Pennsylvania Business Corporation Law. A new Section 2.01(j) was added requiring that the membership and operation of the Board of Directors comply with the requirements of law and the rules of any stock exchange on which the Company’s Common Stock may be listed. Section 2.05, which provided that an initial quorum at a Board meeting would continue to exist until adjournment notwithstanding the withdrawal of one or more directors, was amended to require that at least three directors remain to constitute a quorum. Section 3.03 was amended so that, in addition to the Compensation Committee, the Chairman of the Board would no longer be an ex officio member of the Audit Committee or the Nominating and Corporate Governance Committee. Section 3.07 was amended to delete a requirement that the Vice President – Finance recommend internal audit policies for the Company. Section 7.01 regarding indemnification was amended to require that expenses indemnified be reasonable and to limit indemnification for expenses in connection with an action against the Company to actions to enforce indemnification. A copy of the Bylaws as amended is filed herewith as Exhibit 3.1.

Item 7.01. Other Events.

On October 26, 2004, the Company issued a press release announcing declaration by the Board of Directors of dividends on the Company’s Common Stock and 4½% Cumulative Preferred Stock and authorization by the Board of the repurchase from time to time of up to 200,000 shares of the Company’s Common Stock. The authorization includes 78,862 shares remaining unpurchased from the Board’s prior repurchase authorization. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed or furnished herewith:

Exhibit Number	Description
3.1	Bylaws of the Company as amended to October 26, 2004.

99.1	Press Release dated October 26, 2004, announcing fourth quarter dividends and share repurchase authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ Dennis L. Zeitler
Dennis L. Zeitler
Vice President - Finance

Date: October 29, 2004

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of the Company as amended to October 26, 2004.

99.1	Press Release dated October 26, 2004, announcing fourth quarter dividends and share repurchase authorization.